Exhibit 23(a)

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated November 30, 1995 appearing on page F-2 of Hemagen Diagnostics, Inc.'s Annual Report on Form 10-KSB for the year ended September 30, 1995.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



PRICE WATERHOUSE LLP

Boston, Massachusetts
October 31, 1996